Exhibit 99.1

OSI Systems Reports First Quarter Fiscal 2016 Financial Results

  Q1 Bookings of $454 million (Book-to-Bill Ratio of 2.3)
  Company Reiterates FY 2016 Sales Guidance of $985 million to $1,020 million and Earnings Guidance of $3.75 to $4.00 per Diluted Share
  Company Authorizes Additional 500,000 Shares to Stock Repurchase Program

HAWTHORNE, Calif.--(BUSINESS WIRE)--October 29, 2015--OSI Systems, Inc. (NASDAQ: OSIS) today announced financial results for the quarter ended September 30, 2015.

Deepak Chopra, OSI Systems’ Chairman and CEO, stated, “We are pleased to report the results of our first quarter. Although sales declined from the prior year as expected due to a difficult year-over-year comparable, we are very optimistic looking ahead as our book-to-bill ratio was 2.3 and our pipeline of opportunities is robust.”

The Company reported revenues of $200.1 million for the first quarter of fiscal 2016, a decrease of 8% from the $218.4 million reported for the first quarter of fiscal 2015. Net income for the first quarter of fiscal 2016 was $10.8 million, or $0.53 per diluted share, compared to net income of $11.2 million, or $0.55 per diluted share, for the first quarter of fiscal 2015.

During the three months ended September 30, 2015, the Company generated cash flow from operations of $24.8 million and capital expenditures were $2.5 million.

Mr. Chopra further commented, “Sales in our Healthcare division increased by 8% over the prior year first quarter driven by stronger sales in the U.S. and Europe. We are pleased with the reception of our new products, which continue to gain traction in the marketplace. We believe that our improved suite of products positions our Healthcare division well to benefit as worldwide markets continue to recover.”

Mr. Chopra continued, "Bookings in our Security division were outstanding, highlighted by the recently announced $19 million order under a $293 million IDIQ contract with the U.S. Customs and Border Protection agency and the commencement of the turnkey security screening program in Albania, our third such turnkey program. Sales were challenged by a difficult comparable with the prior year including the partial fulfillment of a significant Foreign Military Sales contract.”

Mr. Chopra concluded, “Our Optoelectronics and Manufacturing division achieved further operating margin expansion resulting in a 29% increase in operating profit over the prior year first quarter. The results benefited from a favorable sales mix and efficiencies realized as a result of a facility consolidation we completed in the prior year along with productivity improvement initiatives.”

Stock Repurchase Program

The Company announced that its board of directors has authorized a 500,000 share increase to the Company’s stock repurchase program. Since inception of the current program, the Company has repurchased approximately 3.5 million shares of common stock leaving authorization of up to approximately 480,000 shares under the program prior to the 500,000 share increase.

Alan Edrick, OSI Systems’ Executive Vice President and CFO, stated, “The strength of our balance sheet and significant free cash flow allow us to return capital to shareholders. We are pleased to announce that we have expanded our stock repurchase program demonstrating our continued commitment to enhancing shareholder value.”

Company Reiterates Guidance for Fiscal 2016

The Company is reiterating its fiscal 2016 sales guidance of $985 million - $1,020 million and earnings guidance of $3.75 to $4.00 per diluted share, excluding the impact of impairment, restructuring and other charges. Actual sales and diluted EPS could vary from this guidance including as a result of the matters discussed under the “Forward-Looking Statements” section.

Conference Call Information

OSI Systems, Inc. will host a conference call and simultaneous webcast over the Internet beginning at 1:30pm PT (4:30pm ET) today to discuss its results for the first quarter of fiscal 2016. To listen, please visit the investor relations section of the OSI Systems website, http://investors.osi-systems.com/index.cfm, and follow the link that will be posted on the front page. A replay of the webcast will be available shortly after the conclusion of the conference call until November 13, 2015. The replay can either be accessed through the Company’s website, www.osi-systems.com, or via telephonic replay by calling 1-800-585-8367 and entering the conference call identification number '68952789’ when prompted for the replay code.

About OSI Systems, Inc.

OSI Systems, Inc. is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications. The Company sells its products and provides related services in diversified markets, including homeland security, healthcare, defense and aerospace. The Company has more than 30 years of experience in electronics engineering and manufacturing and maintains offices and production facilities in more than a dozen countries. The Company implements a strategy of expansion by leveraging its electronics and contract manufacturing capabilities into selective end product markets through organic growth and acquisitions. For more information on OSI Systems, Inc. or any of its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs, projections and similar expressions concerning matters that are not historical facts and are not guarantees of future performance. Forward-looking statements involve uncertainties, risks, assumptions and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Such statements include, but are not limited to, information provided regarding expected revenues, earnings and growth in fiscal 2016. In addition, the Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; unanticipated impacts of sequestration and other provisions of the Budget Control Act of 2011 as modified by the Bipartisan Budget Act of 2013; changes in domestic and foreign government spending, budgetary, procurement and trade policies adverse to the Company's businesses; unfavorable currency exchange rate fluctuations; market acceptance of the Company's new and existing technologies, products and services; the Company's ability to win new business and convert any orders received to sales within the fiscal year in accordance with the Company's operating plan; enforcement actions in respect of any noncompliance with laws and regulations including export control and environmental regulations and the matters that are the subject of some or all of the Company's ongoing investigations and compliance reviews, contract and regulatory compliance matters, and actions, if brought, resulting in judgments, settlements, fines, injunctions, debarment or penalties, as well as other risks and uncertainties, including but not limited to those detailed herein and from time to time in the Company's Securities and Exchange Commission filings which could have a material and adverse impact on the Company's business, financial condition and results of operations. For additional information on these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2015 and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent it is required to do so in connection with requirements under federal securities laws.

OSI SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 30,
	2014	2015

Revenue	$218,397	$200,050
Cost of goods sold	144,155	132,079
Gross profit	74,242	67,971
Operating expenses:
Selling, general and administrative	44,182	40,393
Research and development	12,670	11,881
Restructuring and other charges	726	--
Total operating expenses	57,578	52,274
Income from operations	16,664	15,697
Interest and other expense, net	(864)	(794)
Income before income taxes	15,800	14,903
Provision for income taxes	4,551	4,098
Net income	$11,249	$10,805

Diluted income per share	$0.55	$0.53
Weighted average shares outstanding – diluted	20,529	20,474

CONSOLIDATED BALANCE SHEETS
(in thousands)
		(unaudited)
	June 30, 2015	September 30, 2015
Assets
Cash and cash equivalents	$47,593	$80,930
Accounts receivable, net	178,519	164,755
Inventories	230,421	260,457
Other current assets	84,988	89,988
Total current assets	541,521	596,130
Non-current assets	438,153	418,694
Total Assets	$979,674	$1,014,824

Liabilities and Stockholders' Equity
Bank lines of credit	$--	$45,000
Current portion of long-term debt	2,801	2,776
Accounts payable and accrued expenses	114,525	133,464
Deferred revenues	47,787	42,347
Other current liabilities	84,168	85,405
Total current liabilities	249,281	308,992
Long-term debt	8,556	7,834
Advances from customers	25,000	18,750
Deferred income taxes	65,435	65,429
Other long-term liabilities	49,623	49,872
Total liabilities	397,895	450,877
Total stockholders’ equity	581,779	563,947
Total Liabilities and Stockholders’ Equity	$979,674	$1,014,824

SEGMENT INFORMATION
(in thousands)
(unaudited)

	Three Months Ended
	September 30,
	2014	2015
Revenues – by Segment:
Security division	$113,439	$96,410
Healthcare division	47,834	51,465
Optoelectronics and Manufacturing division, including intersegment revenues	69,086	62,548
Intersegment revenues elimination	(11,962)	(10,373)
Total	$218,397	$200,050

Operating income (loss) – by Segment:
Security division	$17,259	$12,635
Healthcare division	62	2,938
Optoelectronics and Manufacturing division	4,327	5,561
Corporate	(4,517)	(5,202)
Eliminations	(467)	(235)
Total	$16,664	$15,697

CONTACT:
OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
310-349-2237
avashishat@osi-systems.com